Exhibit 23.2

              Consent of Ernst & Young LLP, Independent Auditors

               We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1998, except for Note 10, as to which the date is February 20, 1998, on the financial statements of Erols Internet, Inc. included in the Proxy Statement of RCN Corporation that
is part of the Registration Statement (Form S-4 No. 333-     ) and Prospectus
of RCN Corporation for the registration of 331,738 shares of RCN Corporation's common stock.

                                                          /s/ Ernst & Young LLP

Vienna, Virginia
May 7, 1998